*Total Number of Pages:
Index to Exhibits at Page:

         As filed with the Securities and Exchange Commission on January 7, 1999
                                            Registration No. 333-_______________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           ---------------------------


                                  VIDAMED, INC.

             (Exact name of Registrant as specified in its charter)

                           ---------------------------


        Delaware                                         77-0314454
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)


                              46107 Landing Parkway
                            Fremont, California 94538
   (Address, including zip code, of Registrant's principal executive offices)

                           ---------------------------


                       1999 NONSTATUTORY STOCK OPTION PLAN

                           (Full titles of the plans)

                           ---------------------------


                                  VidaMed, Inc.
                              46107 Landing Parkway
                            Fremont, California 94538
                                 (510) 492-4900
(Name, address, and telephone number, including area code, of agent for service)

                           ---------------------------


                                   Copies to:
                          Christoper D. Mitchell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


================================================================================

====================================================================================================================================

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                           Proposed         Proposed
                                                                           Maximum           Maximum          Amount of
         Title of Each Class of                  Amount to be           Offering Price      Aggregate       Registration
    Securities to be Registered (1)               Registered              Per Share      Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value (1)......      950,000 shares (2)          $2.375 (3)       $2,256,250          $627.24
                       TOTAL
====================================================================================================================================

====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) This number represents the number of shares being registered pursuant to this Registration Statement which are issuable pursuant to stock rights and upon exercise of options which have not yet been granted under the 1999 Nonstatutory Stock Option Plan as of the date of this Registration Statement.

(3) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee based upon the average of the high and low prices of the Common Stock on January 5, 1999 as reported on the Nasdaq National Market.

                                     PART I


         INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information

         The Registrant will provide the documents containing the information specified in Item 1 as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Plan Annual Information

         The Registrant will provide the documents containing the information specified in Item 2 as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II


         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) The Registrant's Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended December 31, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)      The  Registrant's  definitive Proxy Statement dated April 6, 1998 filed
         in   connection   with  the   Registrant's   1998  Annual   Meeting  of
         Stockholders;

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act;

(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act;

(e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act;

(f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G filed on January 31, 1997 (File No. 000-26082); and

(g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 17, 1995.

         All documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         Certain members of Wilson Sonsini Goodrich and Rosati, Professional Corporation, and investment partnerships of which such persons are partners beneficially own 8,809 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

         The Registrant has adopted provisions in its Certificate of Incorporation that limit the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant entered into indemnification agreements with its executive officers and directors containing provisions which are in some respects broader that the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). These agreements also indemnify the directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.



       Exhibit
        Number                      Document
        ------    --------------------------------------------------------------
         4.1      1999  Nonstatutory  Stock Option Plan.

         5.1 Opinion of Wilson Sonsini Goodrich and Rosati, Professional Corporation regarding legality.

        23.1      Consent of Ernst & Young LLP, Independent Auditors.

        23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

        24.1      Power of Attorney (see page II-4).

---------------------------


Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 6th day of January, 1999


                                           VidaMed, Inc.

                                           By: /s/ David J. Illingworth
                                               ---------------------------------
                                               David J. Illingworth
                                               Chairman, President and Chief
                                               Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Illingworth and Richard D. Brounstein, jointly and severally, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                     TITLE                                       DATE
---------                                     -----                                       ----
   /s/ David J. Illingworth              Chairman, President and Chief                    January 6, 1999
------------------------------------     Executive Officer (Principal Executive
       David J. Illingworth              Officer)*


  /s/ Richard D. Brounstein              Vice President of Finance and Chief              January 6, 1999
------------------------------------     Financial Officer (Principal Financial
      Richard D. Brounstein              and Accounting Officer)


   /s/ Franklin D. Brown                 Director*                                        January 6, 1999
------------------------------------
       Franklin D. Brown


     /s/ Robert Erra                     Director*                                        January 6, 1999
------------------------------------
         Robert Erra


    /s/ Wayne I. Roe                     Director*                                        January 6, 1999
------------------------------------
        Wayne I. Roe


                                         Director*                                        January 6, 1999
------------------------------------
     Michael H. Spindler

* The 1999 Nonstatutory Stock Option Plan is being registered pursuant to this Registration Statement and is subject to administration by the Board of Directors of the Registrant.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    EXHIBITS

                       ----------------------------------

                       Registration Statement on Form S-8

                                  VidaMed, Inc.

                                INDEX TO EXHIBITS


       Exhibit             Description
--------------------------------------------------------------------------------

         4.1               1999 Nonstatutory Stock Option Plan

         5.1               Opinion  of  Wilson  Sonsini   Goodrich  and  Rosati,
                           Professional Corporation regarding legality.

        23.1               Consent of Ernst & Young LLP, Independent Auditors

        23.2               Consent   of  Wilson   Sonsini   Goodrich  &  Rosati,
                           Professional Corporation (contained in Exhibit 5.1 hereto)

        24.1               Power of Attorney (see Page II-4)


---------------------------